Exhibit 10.5
FORM OF
EVERUS CONSTRUCTION GROUP, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN

I.    ESTABLISHMENT AND PURPOSE
The Executive Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of Everus Construction Group, Inc. (“Everus”) in connection with the distribution of all of the outstanding shares of Everus’ common stock to the stockholders of MDU Resources Group, Inc. in 2024, pursuant to the Separation and Distribution Agreement between Everus and MDU Resources Group, Inc. entered into in connection with such distribution (the “Spin-Off”) and is effective as of the date on which the Spin-Off occurs.
The purpose of the Plan is to provide an incentive for key executives of Everus and its segments and/or subsidiaries to focus their efforts on the achievement of performance objectives. The Plan is designed to reward successful performance as measured against specified performance measures. When performance reaches or exceeds the target performance measures, incentive compensation awards, in conjunction with salaries, provide a level of compensation which recognizes the skills and efforts of the key executives.
II.     DEFINITIONS
Capitalized terms not otherwise defined herein shall have the meanings given them in the Rules and Regulations.
III.    BASIC PLAN CONCEPT
The Plan provides an opportunity to earn annual incentive compensation based on the achievement of specified annual performance measures. A target incentive award for each Participant within the Plan is established based on the approved salary grade structure. The target incentive award represents the amount to be paid, subject to the achievement of the performance measures established for each Plan Year. Larger incentive awards than target may be authorized when performance exceeds targets; lesser or no amounts may be paid when performance is below target.
It is recognized that during a Plan Year major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management may substantially affect the ability of the Participants to achieve the specified performance measures. Therefore, in its review of performance the Administrator may modify the performance measure targets. However, it is contemplated that such modifications to the performance measure target will be necessary only in years of unusually adverse or favorable external conditions or other unforeseen significant factors beyond the control of management.
IV.    ADMINISTRATION
The Plan shall be administered by the Compensation Committee of the Board of Directors of Everus, with respect to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Administrator”). With respect to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Chief Executive Officer of Everus shall be the Administrator. The Board of Directors of Everus or its Compensation Committee shall adopt Rules and Regulations for the administration of the Plan (the “Rules and Regulations”).
The Administrator shall approve the list of eligible Participants and the target incentive award level for each Participant within the Plan. It is contemplated that the Plan’s performance measure targets for the year shall be approved by the Administrator no later than 90 days after the beginning of that Plan Year. The Administrator shall have final discretion to determine actual award payment levels, method of payment, and whether or not payments shall be made for any Plan Year.
The Board of Directors of Everus may, at any time and from time to time, alter, amend, supersede or terminate the Plan in whole or in part, provided that no termination, amendment or modification of the Plan shall adversely affect in any material way an award that has met all requirements for payment without the written consent of the Participant holding such award, unless such termination, modification or amendment is required by applicable law.

V.    ELIGIBILITY
Executives who are determined by the Administrator to have a key role in both the establishment and achievement of their company’s objectives shall be eligible to participate in the Plan.
Nothing in the Plan shall interfere with or limit in any way the right of an employer to terminate any Participant’s employment at any time, for any reason or no reason in its sole discretion, or confer upon any Participant any right to remain employed by the employer. No employee shall have the right to be selected to receive an award under the Plan, or, having been so selected, to be selected to receive a future award.
VI.    PLAN PERFORMANCE MEASURES
Performance measures shall be established that consider stakeholder interests and shall be evaluated annually based on achievement of specified objectives.
The performance measures will be determined by the Administrator. These measures may be applied at the Everus level or subsidiary level. The Administrator may assign different performance measures and/or different weights to performance measures for each Participant.
The Administrator may establish threshold, target and maximum or other award levels annually for some or all of the performance measures. The Administrator will retain the right to make all interpretations as to the actual attainment of the desired performance measure and will determine whether any circumstances beyond the control of management need to be considered.
VII.    TARGET INCENTIVE AWARDS
Target incentive awards are expressed as a percentage of each Participant’s Salary. These percentages may vary by position and reflect larger reward opportunity for positions having greater effect on the establishment and accomplishment of the performance objectives. A schedule showing the target awards as a percentage of Salary for eligible positions will be prepared for each Plan Year.

VIII.    INCENTIVE FUND DETERMINATION
The target incentive fund is the sum of the individual target incentive awards for all eligible Participants. Once the incentive targets have been determined by the Administrator, a target incentive fund shall be established and accrued ratably by Everus and each of its segments and/or subsidiaries, as applicable. The incentive fund and accruals may be adjusted during the year.
At the close of each Plan Year, the Chief Executive Officer of Everus will cause an analysis to be prepared showing the actual performance results in relation to each of the target performance measures. This will be provided to the Administrator for review and comparison to threshold, target and maximum or other performance levels, if applicable. In addition, any recommendations of the Chief Executive Officer of Everus or the Administrator will be presented at this time. The Administrator will then determine the amount of each Participant’s incentive award and the total target incentive fund earned.
IX.    INDIVIDUAL AWARD DETERMINATION
Each Participant’s award will be based upon the level of actual performance achieved relative to the established performance measures, as determined by a percentage from 0 percent to a maximum of 250 percent, as determined by the Administrator.
X.    PAYMENT OF AWARDS
Except as provided below or as otherwise determined by the Administrator, in order to receive an award payment under the Plan, the Participant must remain in the employment of Everus or one of its subsidiaries for the entire Service Year. If a Participant terminates employment after the Participant’s 65th birthday and if the employment termination occurs during the Service Year, determination of whether the performance measures have been met will be made at the end of the Service Year, and to the extent met, payment of the award will be made to the Participant, prorated. Proration of awards shall be based upon the number of full months elapsed from and including January to and including the month in which the employment termination occurs. The prorated award shall be paid as soon as practicable in the year following the Service Year, but in all events between January 1 and March 10.

A Participant who transfers between Everus and one of its subsidiaries during the plan year may receive a prorated award at the discretion of the Administrator.
Payments made under the Plan will not be considered part of compensation for 401(k) Plan employer matching purposes. Payments will be made in cash as soon as practicable in the year following the Service Year, but in all events between January 1 and March 10.
To the extent approved by the Administrator of the Plan with respect to executives of Everus or its subsidiaries, as applicable, incentive awards may be deferred. Deferred amounts shall comply with and be subject to the terms of the Everus Deferred Compensation Plan.
XI.    ACCOUNTING RESTATEMENTS
This Section XI shall apply to incentive awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or the Rules and Regulations to the contrary, if Everus is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, Everus or the Administrator may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with its guidelines and policies, as they may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

EVERUS CONSTRUCTION GROUP, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN
RULES AND REGULATIONS
The Board of Directors of Everus Construction Group, Inc. (“Everus”) adopted these Rules and Regulations for the administration of the Executive Incentive Compensation Plan (the “Plan”), following adoption of the Plan by the Board of Directors of Everus. These Rules and Regulations, together with the Plan, were adopted in connection with the distribution of all of the outstanding shares of Everus’ common stock to the stockholders of MDU Resources Group, Inc. in 2024, pursuant to the Separation and Distribution Agreement between Everus and MDU Resources Group, Inc. entered into in connection with such distribution (the “Spin-Off”) and are effective as of the date on which the Spin-Off occurs (the “Effective Date”).
I.    DEFINITIONS
The following definitions shall be used for purposes of these Rules and Regulations and for the purpose of administering the Plan:
1.    The “Administrator” shall be the Compensation Committee of the Board of Directors of Everus with respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended. With respect to other employees, the Chief Executive Officer of Everus shall be the Administrator.
2.    “Change in Control” shall mean the occurrence of any of the following transactions or events: (a) any person (which shall not include Everus, any subsidiary of Everus or any employee benefit plan of Everus or of any subsidiary of Everus) (“Person”) or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of Everus possessing 30% or more of the total voting power of the stock of Everus; (b) any Person or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of the stock of Everus that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Everus (this part (b) applies only when there is a transfer of stock of Everus and Everus’ stock remains outstanding after the transaction); (c) a majority of the members of the Board of Directors of Everus is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of Everus; or (d) any Person or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from Everus that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Everus immediately before such acquisition or acquisitions.
Notwithstanding anything contained herein to the contrary, no transaction or event shall constitute a Change in Control for purposes of the Plan unless the transaction or event constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)) and the term Change in Control shall be interpreted in a manner consistent with the proper interpretation of the similar provisions in Section 409A of the Treasury Regulations.
3.    The “Code” shall mean the Internal Revenue Code of 1986, as amended.
4.    The “Compensation Committee” shall be the Compensation Committee of the Board of Directors of Everus.
5.    “Everus” shall refer to Everus Construction Group, Inc. alone and shall not refer to any of its segments or subsidiaries.
6.    “Participants” for any Plan Year shall be those employees who have been approved by the Administrator as eligible for participation in the Plan for such Plan Year.
7.    “Payment Date” shall be the date set by the Administrator for payment of awards pursuant to Section X of the Plan, other than those awards deferred pursuant to Section X of the Plan and Section VIII of these Rules and Regulations.
8.    The “Plan” shall refer to the Executive Incentive Compensation Plan, as it has been and may be amended.
9.    The “Plan Year” shall be the calendar year.

10.    “Service Year” means the Plan Year during which the services giving rise to the incentive award are performed.
11.    “Specified Employee” means an employee who, as of the date the employee separates from service, is a “specified employee” (as that term is used in Section 409A(a)(2)(B) of the Code), as determined under Everus’ policy for determining specified employees.
II.    ADMINISTRATION
1.    The Compensation Committee shall have the full power to construe and interpret the Plan and to establish and to amend these Rules and Regulations for its administration.
2.    The Administrator shall not participate in a decision as to the Administrator’s eligibility for, or award of, an incentive award payment.
3.    For each Plan Year, the Administrator shall approve a list of eligible employees and notify those so approved that they are eligible to participate in the Plan for such Plan Year.
4.    The Administrator shall approve the Plan’s performance measures, performance targets and target incentive award levels for the Participants for the Plan Year.
5.    The Administrator shall have final discretion to determine actual award payment levels, method of payment, and whether or not payments shall be made for any Plan Year.
III.    PLAN PERFORMANCE MEASURES
1.    The Administrator shall establish the performance measures reflecting company performance objectives and may establish more or fewer performance measures as it deems necessary.
2.    The performance measures may be established for Everus or any of its subsidiaries as deemed appropriate by the Administrator. The Administrator may assign different performance measures and/or different weights to performance measures for each Participant.
3.    The Administrator shall cause to be prepared a list of Participants to whom the Plan performance measures will be applied and shall identify the applicable performance measures for each Participant, which may vary among Participants.

4.    The Administrator may set threshold, target, maximum and other award levels for some or all of the performance measures, and those levels shall be included on the list referred to in paragraph 3 above.
5.    The Administrator will retain the authority to determine whether or not the actual attainment of these measures has been made.
IV.    TARGET INCENTIVE AWARDS
1.    Target incentive awards are expressed as a percentage of each Participant’s Salary and may vary by position, as defined in the Plan.
2.    Target incentive awards shall be set by the Administrator annually and will be included on the list referred to above.
V.    INCENTIVE FUND DETERMINATION
1.    The target incentive fund is the sum of the individual target incentive awards for all eligible Participants.
2.    Once individual incentive targets have been determined, a target incentive fund shall be established and accrued ratably by Everus and each of its subsidiaries, as applicable. The incentive fund and accruals may be adjusted during the year.
3.    As soon as practicable following the close of each Plan Year, the Chief Executive Officer of Everus will cause an analysis to be prepared showing the actual performance results in relation to the target performance measures. The Administrator will review the analysis and determine, in its sole discretion, the amount of each Participant’s incentive award and the actual total incentive fund.
4.    In determining the actual incentive fund, any recommendations of the Chief Executive Officer of Everus or the Administrator will be considered.
VI.    INDIVIDUAL AWARD DETERMINATION
1.    The Administrator shall have the sole discretion to determine each Participant’s award. The Administrator’s decision will be based upon the level of actual performance achieved.
2.    Each Participant’s award will be based upon the level of actual performance achieved relative to the established performance measures,

as determined by a percentage from 0 percent to a maximum of 250 percent, as determined by the Administrator.
VII.    PAYMENT OF AWARDS
1.    On the date the Administrator determines the awards to be made to individual Participants, it shall also establish the Payment Date which in all events shall be between January 1 and March 10.
2.    Except as provided below or in the Plan or as the Administrator otherwise determines, in order to receive an award under the Plan, a Participant must remain in the employment of Everus or its subsidiaries for the entire Service Year.
3.    If a Participant terminates employment after the Participant’s 65th birthday and the termination occurs during the Service Year, determination of whether the performance measures have been met will be made at the end of the Service Year, and to the extent met, payment of the award will be made to the Participant, prorated. Proration of awards shall be based upon the number of full months elapsed from and including January to and including the month in which the Participant’s employment termination occurs.
4.    Payment of the awards shall be made in cash. Payments shall be made on the Payment Date unless the Participant has deferred, in whole or in part, the receipt of the award by making an election on the deferral form provided by the Everus Human Resources department, prior to the beginning of the Service Year. Deferral elections may not be changed or revoked after the Service Year begins.
VIII.     DEFERRAL OF ANNUAL INCENTIVE
If a Participant elects to defer the receipt of all or a portion of an award after the Spin-Off, the deferral shall comply with and be subject to the Everus Deferred Compensation Plan.